Exhibit 99.1

Revance Therapeutics Releases Second Quarter 2015 Results

Plans to Move Forward on Multiple Clinical Trials for Both Drug Product Candidates

NEWARK, Calif., August 6, 2015 - Revance Therapeutics, Inc. (NASDAQ:RVNC), a specialty biopharmaceutical company developing botulinum toxin products for the use in aesthetic and therapeutic indications, announced today results for the second quarter ended June 30, 2015.

Recent Pipeline Highlights

•Topical RT001 - Aesthetic Indication for the Treatment of Lateral Canthal (Crow’s Feet) Lines
Announced plans to initiate a US Phase 3 pivotal study for the treatment of crow’s feet lines using investigational drug product candidate RT001, a topical gel formulation of botulinum toxin type A.
•Topical RT001 - Therapeutic Indication for the Treatment of Hyperhidrosis (Excessive Sweating)
Announced plans to commence a US Phase 2 study for topical RT001 for the treatment of excessive sweating.
•Injectable RT002 - Therapeutic Indication for Cervical Dystonia
Filed an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA) for RT002, an injectable formulation of botulinum toxin type A, for the treatment of cervical dystonia, a muscle movement disorder.
•Injectable RT002 - Aesthetic Indication for the Treatment of Glabellar (Frown) Lines
BELMONT Phase 2 active comparator trial for the company’s injectable RT002 investigational drug product candidate to treat frown lines was fully enrolled and is on schedule to report interim results before year end 2015.

“The first half of 2015 has been a pivotal and exciting time for Revance. Following the achievement of numerous milestones, we are moving forward with clinical trials in four separate indications for our investigational drug product candidates topical RT001 and injectable RT002,” said Dan Browne, President and Chief Executive Officer. “During the second quarter, we completed enrollment in our RT002 BELMONT trial and, before year end, we expect to report on the safety, efficacy and 24-week (six-month) duration results for three doses of RT002 compared to BOTOX® Cosmetic. In the third quarter, we expect to initiate a US Phase 2 dose-escalating study to evaluate the safety and preliminary efficacy of RT002 for the treatment of cervical dystonia and plan to report interim data before the end of 2015.

“In June, we made the decision to move ahead with two important trials for topical RT001 in the United States. We are now preparing and conducting investigator trainings for both our Phase 3 crow’s feet lines and Phase 2 hyperhidrosis studies and plan to announce the initiation of the studies in the third quarter of this year. We currently expect to report interim data from the Phase 2 hyperhidrosis study before the end of this year and results from the Phase 3 crow’s feet lines study in the first half of 2016.”
Summary Financial Results
Research and development expenses for the three and six months ended June 30, 2015 were $10.3 million and $19.6 million, respectively, compared to $8.1 million and $15.7 million for the same periods in 2014, respectively. The increase in research and development expenses is primarily attributable to increased personnel costs and expenditures related to our ongoing clinical trials.
General and administrative expenses for the three and six months ended June 30, 2015 were $6.4 million and $12.4 million, respectively, compared to $4.9 million and $9.0 million for the same periods in 2014, respectively. The increase in general and administrative expenses is primarily attributable to increased personnel costs, legal matters, and administrative activities to support the operation of a public company.

Total operating expenses for the three and six months ended June 30, 2015 were $16.7 million and $31.9 million, respectively, compared to $13.0 million and $24.6 million for the same periods in 2014, respectively. Stock-based compensation for the three and six months ended June 30, 2015 was $2.4 million and $4.7 million, respectively. When excluding depreciation and stock-based compensation, total operating expenses for the three and six months ended June 30, 2015 were $13.7 million and $26.1 million, respectively.
Net loss for the three and six months ended June 30, 2015 was $16.8 million and $32.2 million, respectively, compared to $13.3 million and $34.7 million for the same periods in 2014, respectively. Interest expense for the three and six months ended June 30, 2015 was $0.3 million and $0.4 million, respectively. Upon completion of the IPO in February 2014, Revance recorded non-cash interest expense, including loss on debt extinguishment, of $9.6 million in connection with the settlement of previously outstanding convertible notes.
Cash, cash equivalents, and investments as of June 30, 2015 were $149.4 million.

2015 Financial Outlook
Revance updated its 2015 full-year cash burn guidance from its prior guidance last provided on May 13, 2015. The company now expects cash burn for 2015 to be in the range of $66 to $76 million, primarily due to the financial impact of the second quarter 2015 sale and leaseback transaction on capital equipment. This compares to prior cash burn guidance of $74 to $84 million.

Revance reaffirms its 2015 full-year guidance for total non-GAAP operating expense and non-GAAP research and development expense. Revance expects 2015 non-GAAP operating expense to be in the range of $72 to $80 million, excluding depreciation of $2 to $3 million and estimated stock-based compensation of $10 to $12 million. With additional clinical trials planned to initiate during the second half of 2015, the company anticipates 2015 non-GAAP research and development expense to be in the range of $52 to $60 million, excluding depreciation of $2 to $3 million and estimated stock-based compensation of $5 to $7 million.

Weighted-average number of shares outstanding for the quarter ended June 30, 2015 was 23.6 million. Revance expects 2015 weighted-average number of shares outstanding to be approximately 23.5 million to 24.5 million. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables.

Conference Call
Individuals interested in listening to the conference call today, August 6, at 1:30pm PT/4:30pm ET may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 85003790; or from the webcast link in the investor relations section of the Company's website at: www.revance.com.
A replay of the call will be available beginning August 6, 2015 at 4:30pm PT/7:30pm ET through midnight on August 7, 2015. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 85003790. The webcast will be available in the investor relations section on the Company's website for 30 days following the completion of the call.
RT001 and RT002 Product Candidates
Revance is currently developing two botulinum toxin type A investigational drug product candidates. RT001 is a topical formulation, which has the potential to be the first commercially available non-injectable dose form of botulinum toxin type A. Revance is studying topical RT001 for aesthetic indications, such as crow's feet lines (wrinkles around the eyes) and therapeutic indications such as hyperhidrosis (excessive sweating). RT002 is a novel, injectable formulation of botulinum toxin type A designed to be more targeted and longer lasting than currently available injectable botulinum toxin products. Revance is studying injectable RT002 for aesthetic indications, such as glabellar (frown) lines and therapeutic uses, such as muscle movement disorders (cervical dystonia and upper limb spasticity). Both products would have the potential to expand into additional aesthetic and therapeutic indications in the future.

About Revance Therapeutics, Inc.
Revance is a specialty biopharmaceutical company focused on the development, manufacturing and commercialization of novel botulinum toxin products for multiple aesthetic and therapeutic indications. The company is leveraging its proprietary portfolio of botulinum toxin compounds combined with its patented TransMTS® peptide delivery system to address unmet needs in the large and growing neurotoxin markets. Revance's proprietary TransMTS technology enables delivery of botulinum toxin A through two novel drug product candidates, a needle-free topical form and an injectable form that may localize the drug to the site of injection resulting in a more targeted and potentially longer lasting delivery. Revance is pursuing clinical development for drug product candidates topical RT001 and injectable RT002 in a broad spectrum of aesthetic and therapeutic indications. The company holds worldwide rights for all indications of RT001, RT002 and the TransMTS technology platform. More information on Revance Therapeutics can be found at www.revance.com.

"Revance Therapeutics", TransMTS® and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
BOTOX ® is a registered trademark of Allergan, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to Revance Therapeutics’ 2015 Financial Outlook and other financial performance, the process and timing of, and ability to complete, current and anticipated future clinical development of our product candidates, including but limited to initiation and design of clinical studies for current and future indications, related results and reporting of such results; statements about our business strategy, goals and market for our anticipated products, plans and prospects; our ability to obtain regulatory approval; potential benefits of our product candidates and our technologies; and future financial performance.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our product candidates; our ability to obtain funding for our operations; our plans to research, develop and commercialize our product candidates; our ability to achieve market acceptance of our product candidates; unanticipated costs or delays in research, development and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our product candidates; our ability to successfully commercialize our product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance’s periodic filings with the Securities and Exchange Commission (the “SEC”), including factors described in the section entitled “Risk Factors” of our quarterly report on Form 10-Q filed May 14, 2015. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation and stock-based compensation. Revance excludes depreciation costs and stock-based compensation expense because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Contacts

Investors:
Revance Therapeutics
Jeanie Herbert
(714) 325-3584
jherbert@revance.com

Westwicke Partners

Leigh Salvo
(415) 513-1281
leigh.salvo@westwicke.com

Trade Media:
Nadine Tosk
(847) 920-9858
nadinepr@gmail.com

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$96,417	$171,032
Short-term investments	38,884	—
Restricted cash, current portion	35	75
Prepaid expenses and other current assets	1,920	1,624
Total current assets	137,256	172,731
Property and equipment, net	19,134	19,274
Long-term investments	14,052	—
Restricted cash, net of current portion	400	435
Other non-current assets	374	29
TOTAL ASSETS	$171,216	$192,469
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,211	$3,149
Accruals and other current liabilities	5,040	4,145
Financing obligation, current portion	2,906	307
Notes payable, current portion and net of discount	—	2,635
Total current liabilities	10,157	10,236
Financing obligation, net of current portion	6,973	598
Derivative liabilities associated with Medicis settlement	1,494	1,541
Deferred rent	3,751	3,725
TOTAL LIABILITIES	22,375	16,100
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001 per share — 95,000,000 shares authorized both as of June 30, 2015 and December 31, 2014, respectively; 23,945,936 and 23,774,465 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	24	24
Additional paid-in capital	439,833	435,142
Accumulated other comprehensive loss	(12)	—
Accumulated deficit	(291,004)	(258,797)
TOTAL STOCKHOLDERS’ EQUITY	148,841	176,369
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$171,216	$192,469

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statement of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$75	$75	$150	$233
Operating expenses:
Research and development	10,303	8,110	19,557	15,661
General and administrative	6,360	4,857	12,356	8,950
Total operating expenses	16,663	12,967	31,913	24,611
Loss from operations	(16,588)	(12,892)	(31,763)	(24,378)
Interest income	49	1	76	4
Interest expense	(279)	(267)	(444)	(10,108)
Change in fair value of derivative liabilities associated with the convertible notes	—	—	—	4,032
Changes in fair value of derivative liabilities associated with Medicis settlement	89	(76)	47	(493)
Change in fair value of common stock warrant liability	—	—	—	(2,151)
Change in fair value of convertible preferred stock warrant liability	—	—	—	(210)
Loss on settlement of preferred stock warrant	—	—	—	(1,356)
Other expense, net	(76)	(68)	(123)	(68)
Net loss	(16,805)	(13,302)	(32,207)	(34,728)
Unrealized loss on available for sale securities	(12)	—	(12)	—
Comprehensive loss	$(16,817)	$(13,302)	$(32,219)	$(34,728)
Net loss attributable to common stockholders:
Basic	$(16,805)	$(13,302)	$(32,207)	$(34,728)
Diluted	$(16,805)	$(13,302)	$(32,207)	$(34,728)
Net loss per share attributable to common stockholders:
Basic	$(0.71)	$(0.69)	$(1.37)	$(2.26)
Diluted	$(0.71)	$(0.69)	$(1.37)	$(2.26)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders:
Basic	23,584,910	19,380,934	23,560,133	15,361,215
Diluted	23,584,910	19,380,934	23,560,133	15,361,215

Revance Therapeutics, Inc.
2015 Financial Results
(Unaudited)
Reconciliation of GAAP Operating Expense to Non-GAAP Expense
(In thousands)

	Three Months Ended	Six Months Ended
	June 30, 2015
Operating expense:
GAAP operating expense	$16,663	$31,913
Adjustments:
Stock-based compensation	(2,407)	(4,724)
Depreciation	(544)	(1,075)
Non-GAAP operating expense	$13,712	$26,114

Revance Therapeutics, Inc.
Non-GAAP Financial Measures Reconciliation for Forward-Looking Outlook

Reconciliation of GAAP Operating Expense to Non-GAAP Expense
(In thousands)

	Fiscal Year
	2015
	Low	High
Operating expense:
GAAP operating expense	$84,000	$95,000
Adjustments:
Stock-based compensation	(10,000)	(12,000)
Depreciation	(2,000)	(3,000)
Non-GAAP operating expense	$72,000	$80,000

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)

	Fiscal Year
	2015
	Low	High
Operating expense:
GAAP R&D expense	$59,000	$70,000
Adjustments:
Stock-based compensation	(5,000)	(7,000)
Depreciation	(2,000)	(3,000)
Non-GAAP R&D expense	$52,000	$60,000